NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE UNITED STATES (“U.S.”) SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR WITH THE SECURITIES COMMISSION OF ANY U.S. STATE, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE U.S. STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

UNLESS PERMITTED UNDER CANADIAN SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MAY NOT TRADE THIS SECURITY OR ANY SECURITY ISSUED IN RESPECT OF THIS SECURITY IN CANADA BEFORE JUNE 24, 2007; AND.

WITHOUT PRIOR WRITTEN APPROVAL OF THE TSX VENTURE EXCHANGE AND COMPLIANCE WITH ALL APPLICABLE SECURITIES LEGISLATION, THE SECURITIES ISSUABLE UPON THE EXERCISE OF THE WARRANTS REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED ON OR THROUGH THE FACILITIES OF THE TSX VENTURE EXCHANGE OR OTHERWISE IN CANADA OR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT UNTIL JUNE 24, 2007

COMMON SHARE PURCHASE WARRANT

To Purchase __________Common Shares of

CHALK MEDIA CORP.

          THIS COMMON SHARE PURCHASE WARRANT (the “Warrant”) certifies that, for value received, _____________ (the “Holder”), is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after February 23, 2007 (the “Initial Exercise Date”) and on or prior to the close of business on the two year anniversary of the Initial Exercise Date (the “Termination Date”) but not thereafter, to subscribe for and purchase from Chalk Media Corp., a British Columbia corporation (the “Company”), up to ______ Common Shares (the “Warrant Shares”), no par value, of the Company (the “Common Shares”)as such shares were constituted on February 23, 2007. The purchase price of one Common Share under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b).

          Section 1.      Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Debenture (the “Debenture”), dated February 23, 2007, granted by the Company concurrently herewith.

          Section 2.      Exercise.

          a)      Exercise of Warrant. Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company of a duly executed facsimile copy of the Notice of Exercise Form annexed hereto (or to such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of such Holder appearing on the books of the Company), together with payment of the aggregate exercise price of the shares thereby purchased by certified cheque, bank draft or wire transfer. If the Warrant or the Exercise Price are forwarded by mail, it is suggested that registered mail be used as the Company will not be responsible for any losses which occur through the use of mails. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within 3 trading days of the date the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Company shall deliver any objection to any Notice of Exercise Form within 3 business day of receipt of such notice. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

          b)      Exercise Price. The exercise price per share of the Common Shares under this Warrant shall be $0.15, in United States funds, subject to adjustment hereunder (the “Exercise Price”).

          c)      Exercise Limitations. The Company shall not effect any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 2(c) or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, such Holder (together with such Holder’s affiliates, and any other person or entity acting as a group together with such Holder or any of such Holder’s affiliates), as set forth on the applicable Notice of Exercise, would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of Common Shares beneficially owned by such Holder and its affiliates shall include the number of Common Shares issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of Common Shares which would be issuable upon (A) exercise of the remaining, non-exercised portion of this Warrant beneficially owned by such Holder or any of its affiliates and (B) exercise or conversion of the unexercised or non-converted portion of any other securities of the Company (including, without limitation, any other Debentures or Warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by such Holder or any of its affiliates. To the extent that the limitation contained in this Section 2(c) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by such Holder together with any affiliates) and of which a portion of this Warrant is exercisable shall be in the sole discretion of a Holder, and the submission of a Notice of Exercise shall be deemed to be each Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by such Holder together with any affiliates) and of which portion of this Warrant is exercisable, in each case subject to such aggregate percentage limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. For purposes of this Section 2(c), in determining the number of outstanding Common Shares, a Holder may rely on the number of outstanding Common Shares as reflected in (x) the Company’s most recent filed financial statements, (y) a more recent public announcement by the Company or (z) any other notice by the Company or the Company’s Transfer Agent setting forth the number of Common Shares outstanding. Upon the written or oral request of a Holder, the Company shall within two trading days confirm orally and in writing to such Holder the number of Common Shares then outstanding. In any case, the number of outstanding Common Shares shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by such Holder or its affiliates since the date as of which such number of outstanding Common Shares was reported. The “Beneficial Ownership Limitation” shall be 9.99% of the number of Common Shares outstanding immediately after giving effect to the issuance of Common Shares issuable upon exercise of this Warrant. The Beneficial Ownership Limitation provisions of this Section 2(c)(i) may be unilaterally waived by such Holder, at the election of such Holder, upon not less than 30 days’ prior notice to the Company to waive the Beneficial Ownership Limitation. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2(c) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant.

          d)      Mechanics of Exercise.

          i.      Authorization of Warrant Shares. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant, be duly authorized, validly issued, fully paid and non-assessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

          ii.      Delivery of Certificates Upon Exercise. Certificates for shares purchased hereunder shall be transmitted by the transfer agent of the Company to the Holder by physical delivery to the address specified by the Holder in the Notice of Exercise within:

(A)	4 Trading Days from the delivery to the Company of the Notice of Exercise Form, if the Shares are to be delivered to an address in Canada,

(B)	5 Trading Days from the delivery to the Company of the Notice of Exercise Form, if the Shares are to be delivered to an address in the United States, and

(C)	10 Trading Days from the delivery to the Company of the Notice of Exercise Form, if the Shares are to be delivered to an address other than in Canada or the United States,

surrender of this Warrant (if required) and payment of the aggregate Exercise Price as set forth above (“Warrant Share Delivery Date”). This Warrant shall be deemed to have been exercised on the date the aggregate Exercise Price is received by the Company. To the extent permitted by law, the Warrant Shares shall be deemed to have been issued, and Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Warrant has been exercised by payment to the Company of the aggregate Exercise Price and all taxes required to be paid by the Holder, if any, pursuant to Section 2(d)(vii) prior to the issuance of such shares, have been paid.

          iii.      Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant certificate, at the time of delivery of the certificate or certificates representing Warrant Shares, deliver to Holder a new Warrant evidencing the rights of Holder to purchase the un-purchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

          iv.      Rescission Rights. If the Company fails to cause its transfer agent to transmit to the Holder a certificate or certificates representing the Warrant Shares pursuant to this Section 2(e)(iv) by the Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise.

          v.      Compensation for Buy-In on Failure to Timely Deliver Certificates Upon Exercise. In addition to any other rights available to the Holder, if the Company fails to cause its transfer agent to transmit to the Holder a certificate or certificates representing the Warrant Shares pursuant to an exercise on or before the Warrant Share Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) Common Shares to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the

Company shall (1) pay in cash to the Holder the amount by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the Common Shares so purchased exceeds (y) the amount obtained by multiplying (A) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (B) the price at which the sell order giving rise to such purchase obligation was executed, and (2) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored or deliver to the Holder the number of Common Shares that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases Common Shares having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of Common Shares with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (1) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing Common Shares upon exercise of the Warrant as required pursuant to the terms hereof.

          vi.      No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which Holder would otherwise be entitled to purchase upon such exercise, the Company shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share.

          vii.      Charges, Taxes and Expenses. Issuance of certificates for Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event certificates for Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder; and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

          viii.      Closing of Books. The Company will not close its shareholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

          e)      Call Provision. Subject to the provisions of this Section 2(e), if prior to the Termination Date the closing price for each of 20 consecutive trading days (the “Measurement Period”), which 20 trading day period shall not have commenced until after the Effective Date, exceeds $0.65 (in United States dollars) (subject to adjustment for forward and reverse stock splits, recapitalizations, stock dividends and the like after the Initial Exercise Date) (the “Threshold Price”), then the Company may, within three trading days of the end of such period, call for cancellation of a portion of this Warrant up to a maximum amount equal to 50% of the original warrant amount less the portion of this Warrant which has been exercised as at that date (such right, a “Call”). To exercise this right, the Company must deliver to the Holder an irrevocable written notice (a “Call Notice”), indicating therein the portion of unexercised portion of this Warrant to which such notice applies. If the conditions set forth below for such Call are satisfied from the period from the date of the Call Notice through and including the Call Date (as defined below), then any portion of this Warrant subject to such Call Notice for which a Notice of Exercise shall not have been received by the Call Date will be cancelled at 6:30 p.m. (Eastern time) on the twentieth trading day after the date the Call Notice is received by the Holder (such date and time, the “Call Date”). Any unexercised portion of this Warrant to which the Call Notice does not pertain will be unaffected by such Call Notice. In furtherance thereof, the Company covenants and agrees that it will honor all Notices of Exercise with respect to Warrant Shares subject to a Call Notice that are tendered through 6:30 p.m. (Eastern time) on the Call Date. The parties agree that any Notice of Exercise delivered following a Call Notice which calls less than all the Warrants shall first reduce to zero the number of Warrant Shares subject to such Call Notice prior to reducing the remaining Warrant Shares available for purchase under this Warrant. For example, if (x) this Warrant then permits the Holder to acquire 100 Warrant Shares, (y) a Call Notice pertains to 40 Warrant Shares, and (z) prior to 6:30 p.m. (Eastern time) on the Call Date the Holder tenders a Notice of Exercise in respect of 30 Warrant Shares, then (1) on the Call Date the right under this Warrant to acquire 10 Warrant Shares will be automatically cancelled, (2) the Company, in the time and manner required under this Warrant, will have issued and delivered to the Holder 30 Warrant Shares in respect of the exercises following receipt of the Call Notice, and (3) the Holder may, until the Termination Date, exercise this Warrant for 60 Warrant Shares (subject to adjustment as herein provided and subject to subsequent Call Notices). Subject again to the provisions of this Section 2(e), the Company may deliver subsequent Call Notices for any portion of this Warrant for which the Holder shall not have delivered a Notice of Exercise. Notwithstanding anything to the contrary set forth in this Warrant, the Company may not deliver a Call Notice or require the cancellation of this Warrant (and any such Call Notice will be void), unless, from the beginning of the 20th consecutive trading day used to determine whether the Common Shares has achieved the Threshold Price through the Call Date, (i) the Company shall have honored in accordance with the terms of this Warrant all Notices of Exercise delivered by 6:30 p.m. (New York City time) on the Call Date, and (ii) the Common Shares shall be listed or quoted for trading on the Trading Market, and (iii) there is a sufficient number of authorized Common Shares for issuance of all Securities under this Warrant and the Debenture, and (iv) at least 4 months shall have elapsed since the Original Issuance Date. The Company’s right to Call the Warrant shall be exercised ratably among the Holders based on each Holder’s initial purchase of Warrants. Where the closing price of the Common Shares on the Trading Market is denominated in other than United States funds such price shall be converted into United States dollars using the New York Federal Reserve Noon exchange rate on each such Trading Date. If the issuance of shares upon the exercise of Warrants in response to a Call Notice would violate the Beneficial Ownership Limitation provisions of this Section 2(c)(i) then any such purported exercise shall be deemed to be a waiver of such provisions, and in such case 30 day notice of that waiver shall not be required.

          Section 3.      Certain Adjustments.

          a)      Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (A) pays a stock dividend or otherwise make a distribution or distributions on its Common Shares or any other equity or equity equivalent securities payable in Common Shares (which, for avoidance of doubt, shall not include any Common Shares issued by the Company upon exercise of this Warrant), (B) subdivides outstanding Common Shares into a larger number of shares, (C) combines (including by way of reverse stock split) outstanding Common Shares into a smaller number of shares, or (D) issues by reclassification of the Common Shares any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of Common Shares (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of Common Shares outstanding immediately after such event and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted. Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

          b)      Fundamental Transaction. If, at any time while this Warrant is outstanding, (A) the Company effects any merger or consolidation of the Company with or into another Person, (B) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (C) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Shares are permitted to tender or exchange their shares for other securities, cash or property, or (D) the Company effects any reclassification of the Common Shares or any compulsory share exchange pursuant to which the Common Shares are effectively converted into or exchanged for other securities, cash or property (in any such case, a “Fundamental Transaction”), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder, (a) upon exercise of this Warrant, the number of Common Shares of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a Holder of the number of Common Shares for which this Warrant is exercisable immediately prior to such event or (b) if the Company is acquired in an all cash transaction, cash equal to the value of this Warrant as determined in accordance with the Black-Scholes option pricing formula. For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one Common Share in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Shares are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Holder a new warrant consistent with the foregoing provisions and evidencing the Holder’s right to exercise such warrant into Alternate Consideration. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this Section 3(b) and insuring that this Warrant (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

          c)      Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of Common Shares deemed to be issued and outstanding as of a given date shall be the sum of the number of Common Shares (excluding treasury shares, if any) issued and outstanding.

          d)      Voluntary Adjustment By Company. The Company may at any time during the term of this Warrant reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.

          e)      Notice to Holders.

          i.      Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, the Company shall promptly mail to each Holder a notice setting forth the Exercise Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

          ii.      Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Shares; (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Shares; (C) the Company shall authorize the granting to all holders of the Common Shares rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; (D) the approval of any shareholders of the

Company shall be required in connection with any reclassification of the Common Shares, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, of any compulsory share exchange whereby the Common Shares are converted into other securities, cash or property; (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company; then, in each case, the Company shall cause to be mailed to the Holder at its last address as it shall appear upon the Warrant Register of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Shares of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Shares of record shall be entitled to exchange their Common Shares for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. The Holder is entitled to exercise this Warrant during the 20-day period commencing on the date of such notice to the effective date of the event triggering such notice.

          Section 4.      Transfer of Warrant.

          a)      Transferability. Subject to compliance with any applicable securities laws and the conditions set forth in Section 4(d) hereof, this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly completed and executed by the Holder or its agent or attorney and the Transferee Certification completed and executed by the transferee, with funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. A Warrant, if properly assigned, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

          b)      New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

          c)      Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

          d)      Transfer Restrictions. If, at the time of the surrender of this Warrant in connection with any transfer of this Warrant, the transfer of this Warrant is restricted by applicable securities laws, the Company may require, as a condition of allowing such transfer (i) that the Holder or transferee of this Warrant, as the case may be, furnish to the Company a written opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that such transfer may be made without registration under the applicable securities laws.

          Section 5.      Miscellaneous.

          a)      No Rights as Shareholder Until Exercise. This Warrant does not entitle the Holder to any voting rights or other rights as a shareholder of the Company prior to the exercise hereof as set forth in Section 2(e)(ii).

          b)      Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any share certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or share certificate, if mutilated, the Company will make and deliver a new Warrant or share certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or share certificate.

          c)      Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a business day, then such action may be taken or such right may be exercised on the next succeeding business day.

          d)      Authorized Shares.

          The Company covenants that during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Shares a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing share certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Shares may be listed.

          Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (a) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable Warrant Shares upon the exercise of this Warrant, and (b) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

          Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

          e)      Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be determined in accordance with the provisions of the Debenture.

          f)      Restrictions. The Holder acknowledges that the issuance of the Warrant Shares shall be subject to the provisions of applicable securities laws and rules, including laws of the jurisdiction where the Holder is resident, the Securities Act (British Columbia), and the policies of the TSX Venture Exchange, which laws, rules or policies may restrict the re-sale of such shares by the Holder and require a restrictive legend to be placed on the certificates representing such shares.

          g)      Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice Holder’s rights, powers or remedies, notwithstanding the fact that all rights hereunder terminate on the Termination Date. If the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

          h)      Notices. Any notice, request or other document required or permitted to be given by or delivered to the Holder or the Company shall be delivered in accordance with the notice provisions of the Subscription Agreement pursuant to which the Warrant was purchased.

          i)      Limitation of Liability. No provision hereof, in the absence of any affirmative action by Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of Holder, shall give rise to any liability of Holder for the purchase price of any Common Shares or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

          j)      Remedies. Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

          k)      Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant and shall be enforceable by any such Holder or holder of Warrant Shares.

          l)      Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

          m)      Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

          n)      Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

********************

          IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized.

Dated: February 23, 2007.

CHALK MEDIA CORP.

By: __________________________________________
Name:
Title:

NOTICE OF EXERCISE

TO:      CHALK MEDIA CORP.

                    (1) The undersigned hereby elects to purchase ________ Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

                    (2) Payment shall take the form of (check applicable box):

[   ] in lawful money of the United States; or

[   ] [if permitted] the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 2(c), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 2(c).

                    (3) Please issue a certificate or certificates representing said Warrant Shares in the name of the undersigned or in such other name as is specified below:

_______________________________

The Warrant Shares shall be delivered by physical delivery of a certificate to:

_______________________________

_______________________________

_______________________________

(CHECK ONE)
[   ]      The undersigned hereby represents and warrants to the Corporation that at the time of exercise of the Warrant the undersigned is not in the United States, is not a U.S. person (a “U.S. Person”) as such term is defined in Regulation S under the Securities Act of 1933 as amended (the “U.S. Securities Act”), is not exercising the warrant on behalf of a U.S. Person or a person in the United States, and did not execute or deliver the exercise form for the Warrant in the United States; or
[   ]      The undersigned is delivering to the Corporation concurrent with the exercise of Warrants the Certificate of U.S. Person in the form attached to this Warrant Certificate as Schedule A.

[SIGNATURE OF HOLDER]

Name of Investing Entity: _______________________________________________________________
Signature of Authorized Signatory of Investing Entity: _________________________________________
Name of Authorized Signatory: ___________________________________________________________
Title of Authorized Signatory: ____________________________________________________________
Date: _______________________________________________________________________________

If the Exercise Form indicates that Common Shares are to be issued to a person or persons other than the registered holder of the Warrant Certificate, the signature of such holder of the Exercise Form must be guaranteed by an authorized officer of a chartered bank, trust Corporation or medallion guaranteed by an investment dealer who is a member of a recognized stock exchange.

If the Exercise Form is signed by a trustee, executor, administrator, curator, attorney, officer of a corporation or any person acting in a judiciary or representative capacity, the certificate must be accompanied by evidence of authority to sign satisfactory to the Corporation.

SCHEDULE “A” TO WARRANT EXERCISE FORM

Certificate of U.S. Person

Capitalized terms not specifically defined in this Certification have the meaning ascribed to them in the Warrant Exercise Form to which this Schedule is attached. In the event of a conflict between the terms of this Certification and such Warrant Exercise Form, the terms of this Certification shall prevail.

In addition to the covenants, representations and warranties contained in the Warrant Exercise Form to which this Schedule A is attached, the undersigned (the “Purchaser”) covenants, represents and warrants to Chalk Media Corp. (the “Corporation”) that the Purchaser:

(a)

is (i) located in the United States or is a U.S. Person (a “U.S. Person”) as such term is defined in Regulation S under the Securities Act of 1933 as amended (the “U.S. Securities Act” and (ii) authorized to consummate the purchase of the Warrant Shares.

(b)

alone, or with the assistance of the Purchaser’s professional advisers, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Warrant Shares and it is able, without impairing its financial condition, to hold such securities for an indefinite period of time and bear the economic risk of loss of its entire investment.

(c)

has had access to such information concerning the Corporation as it has considered necessary or appropriate in connection with its investment decision to acquire the Units, including access to the Corporation’s public filings available on the Internet at www.sedar.com.

(d)

is acquiring the Warrant Shares for its own account, for investment purposes only and not with a view to any resale, distribution or other disposition of the Warrant Shares in violation of the United States federal or state securities laws.

(e)

The address of the Purchaser set out on Warrant Exercise Form is the true and correct principal address of the Purchaser and can be relied on by the Corporation for the purposes of United States federal and state laws compliance.

(f)

understands (i) the Warrant Shares have not been and will not be registered under the U.S. Securities Act , or the securities laws of any state of the United States, (ii) the sale contemplated hereby is being made in reliance on an exemption from such registration requirements available under Rule 506 of Regulation D; and (iii) subject to certain exceptions provided under the U.S. Securities Act, the Warrant Shares may not be transferred in the United States or by or on behalf of a U.S. Person unless such Warrant Shares, as applicable, are registered under the U.S. Securities Act and applicable state securities laws or unless an exemption from such registration requirements is available.

(g)

is an “accredited investor” as defined in Rule 501 or Regulation D of the U.S. Securities Act by virtue of meeting one of the following criteria (please hand-write your initials on the applicable lines):

1. Initials _______

An organization described in Section 501(c)(3) of the United States Internal Revenue Code, a corporation, a Massachusetts or similar business trust or partnership, not formed for the specific purpose of acquiring the Warrant Shares, with total assets in excess of US$5,000,000;

2. Initials _______

A trust that (a) has total assets in excess of US$5,000,000, (b) was not formed for the specific purpose of acquiring the Warrant Shares and (c) is directed in its purchases of the Warrant Shares by a sophisticated person as described in Rule 506 (b)(2)(ii) of Regulation D under the 1933 Act and who has such knowledge and experience in financial and business matters that he/she is capable of evaluating the merits and risks of an investment in the Warrant Shares;

3. Initials _______	An investment Corporation registered under the Investment Corporation Act of 1940 or a business development Corporation as defined in Section 2(a)(48) of that Act;

4. Initials _______	A Small Business Investment Corporation licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act

of 1958;

5. Initials _______	A private business development Corporation as defined in Section 202(a)(22) of the Investment Advisors Acts of 1940; or

6. Initials _______	A natural person whose total personal net worth, either individually or jointly with such person's spouse, at the time of purchase, exceeds US$1,000,000.

7. Initials _______

A natural person who had individual income in excess of US$200,000, or joint income with the person's spouse in excess of US$300,000, in each of the two most recent years and reasonably expects to reach the same income level in the current year.

8. Initials _______	An entity in which all of the equity owners satisfy the requirements of one or more of the foregoing categories.

(h)

The Purchaser has not purchased the Warrant Shares as a result of any form of “general solicitation” or “general advertising” (as those terms are used in Regulation D under the U.S. Securities Act), including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or on the internet, or broadcast over radio or television, or other form of telecommunications, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising.

(i)	If the Purchaser decides to offer, sell or otherwise transfer any of the Warrant Shares it will not offer, sell or otherwise transfer any of such securities directly or indirectly, unless:

	(i)	the sale is to the Corporation;

	(ii)	the sale is made outside the United States in a transaction meeting the requirements of Regulation S and in compliance with applicable local laws and regulations;

(iii)

the sale is made pursuant to the exemption from the registration requirements under the U.S. Securities Act provided by Rule 144 or Rule 144A thereunder, if available, and in accordance with any applicable state securities laws; or

(iv)

the transaction does not require registration under the U.S. Securities Act or any applicable state laws and regulations governing the offer and sale of securities, and it has prior to such sale furnished to the Corporation an opinion of counsel reasonably satisfactory to the Corporation stating that such transaction is exempt from registration under applicable securities laws and that the legend may be removed.

(j)

acknowledges that it has not purchased the Warrant Shares as a result of, and will not itself engage in, any "directed selling efforts" (as defined in Regulation S under the U.S. Securities Act) in the United States in respect of the Warrant Shares which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of the Warrant Shares.

(k)

the Purchaser understands and agrees that the certificates representing the Warrant Shares, as well as all certificates issued in exchange for or in substitution of the foregoing, until such time as is no longer required under the applicable requirements of the U.S. Securities Act or applicable state securities laws, will bear, on the face of such certificate, the following legend:

"THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT") OR ANY APPLICABLE U.S. STATE SECURITIES LAW. NO INTEREST THEREIN MAY BE SOLD, DISTRIBUTED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE TRANSFERRED OR DISPOSED OF WITHOUT (A) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT AND APPLICABLE U.S. STATE SECURITIES LAWS COVERING ANY SUCH TRANSACTION OR (B) RECEIPT BY THE CORPORATION OF AN ACCEPTABLE LEGAL OPINION STATING THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT AND APPLICABLE U.S. STATE SECURITIES LAWS, OR (C) THE CORPORATION OTHERWISE SATISFYING ITSELF THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION."

(m)

the Purchaser understands and agrees that there may be material tax consequences to the Purchaser of an acquisition or disposition of the Warrant Shares. The Corporation does not give any opinion or make any representation with respect to the tax consequences to the Purchaser under United States, state, local or foreign tax law of the undersigned’s acquisition or disposition of the Warrant Shares.

(n)

understands and agrees that the financial statements of the Corporation have been prepared in accordance with Canadian generally accepted accounting principles and therefore may be materially different from financial statements prepared under U.S. generally accepted accounting principles.

(o)

consents to the Corporation making a notation on its records or giving instructions to any transfer agent of the Corporation in order to implement the restrictions on transfer set forth and described in this Certification and the Subscription Agreement.

ONLY U.S. PURCHASERS NEED COMPLETE AND SIGN

Dated _______________ 2007

X _______________________________________________
Signature of individual (if Purchaser is an individual)
Authorized signatory (if Purchaser is not an individual)

_________________________________________________
Name of Purchaser (please print)

_________________________________________________
Name of authorized signatory (please print)

_________________________________________________
Official capacity of authorized signatory (please print)

                    ANY TRANSFER OF WARRANTS WILL REQUIRE COMPLIANCE WITH APPLICABLE SECURITIES LEGISLATION OF BRITISH COLUMBIA, THE JURISDICTION OF RESIDENCE OF THE TRANSFEROR AND THE JURISDICTION OF RESIDENCE OF THE TRANSFEREE. TRANSFERORS AND THE TRANSFEREES ARE URGED TO CONTACT LEGAL COUNSEL BEFORE EFFECTING ANY SUCH TRANSFER.

ASSIGNMENT FORM

(To assign the foregoing warrant, execute
this form and supply required information.
Do not use this form to exercise the warrant.)

                    FOR VALUE RECEIVED, [____] all of or [_______] shares of the foregoing Warrant and all rights evidenced thereby are hereby assigned to

_______________________________________________ whose address is

_______________________________________________________________.

_______________________________________________________________

Dated: ______________, _______

Holder’s Signature: _____________________________

Holder’s Address:  _____________________________

                                   _____________________________

Signature Guaranteed: ___________________________________________

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

CERTIFICATE OF TRANSFEREE
TO:                     CHALK MEDIA CORP. (the “Corporation”)

The undersigned transferee (“Transferee”) of Warrants whose name appears as such on the form of transfer of such Warrants that accompanies this declaration, hereby declares and certifies that the undersigned is aware that:

1.           No prospectus has been filed by the Corporation with any Canadian Commissions in connection with the issuance of the Warrants, the issuance is exempted from the prospectus requirements of the applicable securities legislation and that:

(a)	the Transferee is restricted from using most of the civil remedies available under the applicable legislation;
(b)	the Transferee may not receive information that would otherwise be required to be provided to him or her under the applicable legislation;
(c)	the Corporation is relieved from certain obligations that would otherwise apply under the applicable legislation.

2.           The Transferee represents and warrants that the Transferee is one of the following:

[Please handwrite your initials on the applicable line]

a.

an individual who, either alone or jointly with a spouse, beneficially owns, directly or indirectly, financial assets(1) having an aggregate realizable value that before taxes, but net of any related liabilities(2), exceeds Cdn$1,000,000,

b.

an individual whose net income before taxes exceeded Cdn$200,000 in each of the two most recent years or whose net income before taxes combined with that of a spouse exceeded Cdn$300,000 in each of the two most recent years and who, in either case, reasonably expects to exceed that net income level in the current year,

c.	an individual who, either alone or with a spouse, has net assets of at least Cdn$5,000,000.00

d.	a person, other than an individual or investment fund, that had net assets of at least Cdn$5,000,000 as shown on its most recently prepared financial statements,

e.

a person or corporation in respect of which all of the owners of interests, direct or indirect, legal or beneficial, except the voting shares required by law to be owned by directors, are persons that are meet the criteria in paragraphs (a) to (d) above or defined as accredited investors in the Canadian National Instrument 45-106.

f.

a person registered as an adviser or dealer under the securities legislation of a jurisdiction of Canada, other than a person registered solely as a limited market dealer under the Securities Act (Ontario) or Securities Act (Newfoundland and Labrador),

g.	an individual registered or formerly registered under the securities legislation of a jurisdiction of Canada, as a representative of a person or company referred to in paragraph (f),

AND the Transferee is purchasing the Warrants as principal and not other person, corporation, firm or other organization will have a beneficial interest in the Warrants.

5.           If the Transferee is located in the U.S., purchased the Warrants in the United States or a U.S. Person (a “U.S. Person”) as such term is defined in Regulation S under the Securities Act of 1933 as amended (the

“U.S. Securities Act”) , the Transferee will deliver to the Corporation a completed and signed Certification of U.S. Transferee below;

6.           The Transferee agrees to execute a standard subscription form of Chalk Media Corp. which include such terms and conditions as Chalk Media Corp. in its sole discretion shall deem appropriate.

The undersigned Transferee of _Warrants of Chalk Media Corp. hereby (i) acknowledges that such Warrants are subject to all applicable securities legislation and requirements of regulatory authorities, including without limitation any undertaking given to any applicable stock exchange.

______________________________________
Name of Transferee (Please Print)

By: ___________________________________

______________________________________
Office or Title and Address

Certification of U.S. Transferee

          Capitalized terms not specifically defined in this Certification have the meaning ascribed to them in the Warrants Transfer Form to which this Certification is attached. In the event of a conflict between the terms of this Certification and such Warrants Transfer Form, the terms of this Certification shall prevail.

          In addition to the covenants, representations and warranties contained in the Warrants Form to which this Schedule A is attached, the undersigned (the “Purchaser”) covenants, represents and warrants to Chalk Media Corp. (the “Corporation”) that the Purchaser:

(a)      is (i) located in the United States or is a U.S. Person (a “U.S. Person”) as such term is defined in Regulation S under the Securities Act of 1933 as amended (the “U.S. Securities Act”) and (ii) authorized to consummate the purchase of the Warrants.

(b)      alone, or with the assistance of the Purchaser’s professional advisers, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Warrants and the shares issuable upon exercise of the Warrants (the “Warrant Shares”) and it is able, without impairing its financial condition, to hold such securities for an indefinite period of time and bear the economic risk of loss of its entire investment.

(c)      has had access to such information concerning the Corporation as it has considered necessary or appropriate in connection with its investment decision to acquire the Warrants and the Warrant Shares, including access to the Corporation’s public filings available on the Internet at www.sedar.com.

(d)      is acquiring the Warrants and Warrant Shares for its own account, for investment purposes only and not with a view to any resale, distribution or other disposition of the Warrants in violation of the United States federal or state securities laws.

(e)      The address of the Purchaser set out on the Transfer Form is the true and correct principal address of the Purchaser and can be relied on by the Corporation for the purposes of United States federal and state laws compliance.

(f)      understands (i) the Warrants and the Warrant Shares issuable upon exercise of the Warrants (collectively the “Securities”) have not been and will not be registered under the U.S. Securities Act , or the securities laws of any state of the United States, (ii) the sale contemplated hereby is being made in reliance on an exemption from such registration requirements available under Rule 506 of Regulation D of the U.S. Securities Act; and (iii) subject to certain exceptions provided under the U.S. Securities Act, the Warrants and Warrant Shares may not be transferred in the United States or by or on behalf of a U.S. Person unless such securities, as applicable, are registered under the U.S. Securities Act and applicable state securities laws or unless an exemption from such registration requirements is available.

(g)      is an “accredited investor” as defined in Rule 501 or Regulation D of the Securities Act of 1933 by virtue of meeting one of the following criteria (please hand-write your initials on the applicable lines):

1. Initials _______

An organization described in Section 501(c)(3) of the United States Internal Revenue Code, a corporation, a Massachusetts or similar business trust or partnership, not formed for the specific purpose of acquiring the Warrants, with total assets in excess of US$5,000,000;

2. Initials _______

A trust that (a) has total assets in excess of US$5,000,000, (b) was not formed for the specific purpose of acquiring the Warrants and (c) is directed in its purchases of the Warrants by a sophisticated person as described in Rule 506 (b)(2)(ii) of Regulation D under the U.S. Securities Act and who has such knowledge and experience in financial and business matters that he/she is capable of evaluating the merits and risks of an investment in the Warrants;

3. Initials _______	An investment Corporation registered under the Investment Corporation Act of 1940 or a business development Corporation as defined in Section 2(a)(48) of that Act;

4. Initials _______	A Small Business Investment Corporation licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958;

5. Initials _______	A private business development Corporation as defined in Section 202(a)(22) of the Investment Advisors Acts of 1940; or

6. Initials _______	A natural person whose total personal net worth, either individually or jointly with such person's spouse, at the time of purchase, exceeds US$1,000,000.

7. Initials _______

A natural person who had individual income in excess of US$200,000, or joint income with the person's spouse in excess of US$300,000, in each of the two most recent years and reasonably expects to reach the same income level in the current year.

8. Initials _______	An entity in which all of the equity owners satisfy the requirements of one or more of the foregoing categories.

(h)      The Purchaser has not purchased the Warrants as a result of any form of “general solicitation” or “general advertising” (as those terms are used in Regulation D under the U.S. Securities Act, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or on the internet, or broadcast over radio or television, or other form of telecommunications, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising.

(i)      If the Purchaser decides to offer, sell or otherwise transfer any of the Warrants it will not offer, sell or otherwise transfer any of such securities directly or indirectly, unless:

(i)      the sale is to the Corporation;
(ii)     the sale is made outside the United States in a transaction meeting the requirements of Regulation S and in compliance with applicable local laws and regulations;
(iii)    the sale is made pursuant to the exemption from the registration requirements under the U.S. Securities Act provided by Rule 144 or Rule 144A thereunder, if available, and in accordance with any applicable state securities laws; or
(v)      the transaction does not require registration under the U.S. Securities Act or any applicable state laws and regulations governing the offer and sale of securities, and it has prior to such sale furnished to the Corporation an opinion of counsel reasonably satisfactory to the Corporation stating that such transaction is exempt from registration under applicable securities laws and that the legend may be removed.

(l)      acknowledges that it has not purchased the Warrants as a result of, and will not itself engage in, any "directed selling efforts" (as defined in Regulation S under the U.S. Securities Act) in the United States in respect of the Warrants which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of the Warrants.

(m)      the Purchaser understands and agrees that the certificates representing the Warrants and the shares issuable upon exercise of the Warrants, as well as all certificates issued in exchange for or in substitution of the foregoing, until such time as is no longer required under the applicable requirements of the U.S. Securities Act or applicable state securities laws, will bear, on the face of such certificate, the following legend:

"THE SECURITIES EVIDENCED BY THIS CERTIFICATE AND THE SECURITIES ISSUABLE UPON EXERCISE THEREOF HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT") OR ANY APPLICABLE U.S. STATE SECURITIES LAW. NO INTEREST THEREIN MAY BE SOLD, DISTRIBUTED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE TRANSFERRED OR DISPOSED OF WITHOUT (A) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT AND APPLICABLE U.S. STATE SECURITIES LAWS COVERING ANY SUCH TRANSACTION OR (B) RECEIPT BY THE CORPORATION OF AN ACCEPTABLE LEGAL OPINION STATING THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT AND APPLICABLE U.S. STATE SECURITIES LAWS, OR (C) THE CORPORATION OTHERWISE SATISFYING ITSELF THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION."

(m)      the Purchaser understands and agrees that there may be material tax consequences to the Purchaser of an acquisition or disposition of the Warrants and Warrant Shares. The Corporation does not give any opinion or make any representation with respect to the tax consequences to the Purchaser under United States, state, local or foreign tax law of the undersigned’s acquisition or disposition of such Warrants or the Warrant Shares.

(n)      understands and agrees that the financial statements of the Corporation have been prepared in accordance with Canadian generally accepted accounting principles and therefore may be materially different from financial statements prepared under U.S. generally accepted accounting principles.

(o)      consents to the Corporation making a notation on its records or giving instructions to any transfer agent of the Corporation in order to implement the restrictions on transfer set forth and described in this Certification and the Subscription Agreement.

ONLY U.S. PURCHASERS NEED COMPLETE AND SIGN

Dated _______________2007

X ______________
Signature of individual (if Purchaser is an individual)
Authorized signatory (if Purchaser is not an individual)

________________
Name of Purchaser (please print)

________________
Name of authorized signatory (please print)

________________
Official capacity of authorized signatory (please print)